UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2020 (May 15, 2020)

Synchronoss Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52049	06-1594540
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Crossing Boulevard, 8th Floor
Bridgewater, New Jersey	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 620-3940

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 par value	SNCR	The Nasdaq Stock Market, LLC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers.

To better enable Synchronoss Technologies, Inc. (the “Company”) to weather the extraordinary business challenges occasioned by the global coronavirus (COVID-19) pandemic, Glenn Lurie, the Company’s President and Chief Executive Officer, voluntarily agreed to a 20% temporary reduction in his base salary and each of his direct reports voluntarily agreed to a 15% temporary reduction in their base salaries. Each of the reductions will be effective May 15, 2020. The following table sets forth the current salary and the temporary reduced salary for the Company’s President and Chief Executive Officer, Chief Financial Officer, Chief Commercial Officer and Chief Technology Officer:

Officer	Current Annual Salary	Temporary Annual Salary
Glenn Lurie	$772,500	$618,000
David Clark	$390,775	$332,159
Jeffrey Miller	$388,850	$330,523
Patrick Doran	$357,410	$303,799

The salary reductions will not modify rights under any applicable agreements between the executives and the Company with respect to the calculation of any annual or long-term incentive awards or severance; such calculations will continue to be based on the base salary in effect prior to the temporary reduction. Additionally, each of the executives agreed that the salary reduction will not constitute “good reason”, “constructive termination” or breach under any agreement between the executive and the Company, and will not confer or trigger any additional rights or entitlements for the executives from the Company or any of its affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 18, 2020	Synchronoss Technologies, Inc.

		By:	/s/ David Clark
			Name:	David Clark
			Title:	Chief Financial Officer